UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2018

AMPLIFY SNACK BRANDS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37530	47-1254894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West 5th Street, Suite 900
Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 600-9893

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Amplify Snack Brands, Inc. (the “Company”) on December 18, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated December 17, 2017, by and among The Hershey Company (“Hershey”), Alphabet Merger Sub Inc., a wholly owned subsidiary of Hershey (“Purchaser”) and the Company. Pursuant to the Merger Agreement, Purchaser commenced a tender offer to purchase all of the issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), for a purchase price of $12.00 per Share, (the “Offer Price”), net to the seller in cash, without interest, and upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 2, 2018 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York City time, at the end of January 30, 2018 (such date and time, the “Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer, advised Purchaser that, as of the Expiration Time, a total of approximately 71,970,009 Shares, representing approximately 95.1391% of the Company’s currently outstanding Shares, were validly tendered and not withdrawn in the Offer, including 1,849,932 Shares tendered pursuant to guaranteed delivery procedures. As of the Expiration Time, the number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the minimum tender condition of the Offer, and all other conditions to the Offer were satisfied or waived. Immediately after the Expiration Time, Purchaser irrevocably accepted for payment, and will promptly pay for, all Shares validly tendered and not validly withdrawn prior to the Expiration Time.

On January 31, 2018, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (“DGCL”), Purchaser merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Hershey.

At the effective time of the Merger (the “Effective Time”), as a result of the Merger, and pursuant to the terms and subject to the conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Offer Price, in cash, without interest thereon and subject to any required tax withholding, other than (i) Shares held in the treasury of the Company, (ii) Shares that at the commencement of the Offer were owned by Hershey or Purchaser, or any direct or indirect wholly owned subsidiaries of Hershey or Purchaser, (iii) Shares irrevocably accepted for purchase in the Offer and (iv) Shares held by the Company’s stockholders who properly demanded and perfected appraisal rights under Delaware law.

The effect of the Merger on Company stock options and other equity-based awards is described on page 5 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on January 2, 2018, as amended on January 3, 2018, January 9, 2018, January 11, 2018, January 12, 2018, January 19, 2018, and January 31, 2018, which description is incorporated herein by reference.

Upon the closing of the Merger, Hershey paid an aggregate consideration of approximately $908 million for the Shares, not including related transaction fees and expenses. Hershey funded these payments with available cash on hand.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company (i) notified the New York Stock Exchange (the “NYSE”) on January 31, 2018 that the Merger was consummated and (ii) requested that the NYSE (x) halt trading in the Shares for January 31, 2018 and suspend trading of the Shares effective January 31, 2018 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC to cause the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed under Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on January 31, 2018, a change in control of the Company occurred and the Company now is a wholly owned subsidiary of Hershey.

The information disclosed under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, all members of the Company’s board of directors were replaced by the directors of Purchaser.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which are incorporated herein by reference.

Item 8.01 Other Events.

On January 31, 2018, Hershey issued a press release relating to the expiration of the Offer and the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of December 17, 2017, among The Hershey Company, Alphabet Merger Sub Inc. and Amplify Snack Brands, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2017).

3.1	Amended and Restated Certificate of Incorporation of Amplify Snack Brands, Inc.

3.2	Amended and Restated Bylaws of Amplify Snack Brands, Inc.

99.1	Press Release of The Hershey Company, dated January 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Amplify Snack Brands, Inc.

January 31, 2018	By:	/s/ Thomas C. Ennis

	Name:	Thomas C. Ennis
	Title:	President and Chief Executive Officer